SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 4, 2008

UNITED ENERGY CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30841 (Commission File Number)	22-3342379 (IRS Employer Identification No.)

600 Meadowlands Parkway #20, Secaucus, New Jersey 07094 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (800) 327-3456

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

John Lack has been appointed as a member of the Board of Directors of United Energy Corp. (the “Company”), effective as of June 4, 2008. As of the date of the filing of this Current Report, there has been no determination regarding the committees of the Board of Directors in which Mr. Lack will or is expected to be named, if any.

Since the beginning of the Company’s last fiscal year, there have been no transactions and there are no currently proposed transactions in which the Company was or is to be a participant that involves the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years in which Mr. Lack had or will have a direct or indirect material interest.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ENERGY CORP.

Date: June 6, 2008	By:	/s/ Ronald Wilen
Name: Ronald Wilen
Title: Chief Executive Officer